Exhibit 21.1
Subsidiaries of Registrant

AirDefense, LLC – a Georgia limited liability company
Genuine Zebra Technologies Trading (Shanghai) Co., Ltd. – a PRC limited liability company
Hart Systems, Ltd. – a UK limited private company
Laser Band, LLC – a Missouri limited liability company
Metanetics Corporation – a Delaware corporation
Mobile Integrated Technologies, LLC – a Delaware limited liability company
Psion (Europe) S.A.S., a French limited liability company
Psion (Shanghai) Wireless Technologies Co., Ltd. – a PRC limited liability company
Psion (UK) Limited – a UK limited private company
Psion AB – a Swedish private limited company
Psion Africa (Proprietary) Limited – a South African private company
Psion ApS – a Danish private limited company
Psion Asia Holdings Pte. Ltd. – a Singapore limited private company
Psion Australia Pty. Limited – an Australian limited liability company
Psion B.V. – a Netherlands limited liability company
Psion Connect Holdings Limited – a UK limited private company
Psion Connect Limited – a UK limited private company
Psion Consumer Products Limited – a UK limited private company
Psion de Argentina S.A. – an Argentinean limited private company
Psion Digital Limited – a UK limited private company
Psion EMEA SAS – a French limited liability company
Psion GmbH – a German limited liability company
Psion Holdings Limited – a UK limited private company
Psion Inc. – a Canadian Federal corporation
Psion Investments Canada – a UK company unlimited with shares
Psion Investments Limited – a UK limited private company
Psion Italia S.r.l. – an Italian limited liability company
Psion Mobile Group, S.L. – a Spanish limited liability company
Psion N.V. – a Belgian limited company
Psion Overseas Investments – a UK company unlimited with shares
Psion Property Limited – a UK limited private company
Psion SARL – a Swiss limited liability company
Psion SAS – a French limited liability company
Psion Services Limited – a UK limited private company
Psion Shared Services Limited – a UK limited private company
Psion Systems India Private Limited – an Indian limited liability company
Psion Teklogix (Israel) Ltd. – an Israeli company limited by shares
Psion Teklogix Asia Pacific Pte. Limited – a Singapore limited private company
Psion Teklogix do Brasil Ltda – a Brazilian limited liability company
Psion Teklogix KK – a Japanese limited liability company

Psion Teklogix, S.A. de C.V. – a Mexican limited liability company
Rhomobile, LLC – a Delaware limited liability company
Symbol Technologies Africa, LLC – a Delaware limited liability company
Symbol Technologies Asia, LLC – a Delaware limited liability company
Symbol Technologies Czech Republic s.r.o. – a Czech limited liability company
Symbol Technologies Do Brasil S.A. – a Brazilian limited liability company
Symbol Technologies Holdings Do Brasil Ltda. – a Brazilian limited liability company
SYMBOL TECHNOLOGIES INDIA PRIVATE LIMITED – an Indian limited liability company
Symbol Technologies International, LLC – a Delaware limited liability company
Symbol Technologies Latin America, LLC – a Delaware limited liability company
Symbol Technologies S.A.S. – a French limited liability company
Symbol Technologies, LLC – a Delaware limited liability company
Telxon Corporation – a Delaware corporation
Wireless Valley Communications, LLC – a Delaware limited liability company
Zebra Diamond Holdings Limited – a UK private limited company
Zebra Enterprise Israel Ltd. – an Israeli private limited company
Zebra Enterprise Solutions B.V.B.A. (fka WhereNet Europe) – a Belgian limited liability company
Zebra Jersey Holdings I Limited – a Jersey private limited company
Zebra Jersey Holdings II Limited – a Jersey private limited company
Zebra Luxco I S.a.r.l. – a Luxembourg limited liability company
Zebra Luxco II S.a.r.l. – a Luxembourg limited liability company
Zebra Luxco III S.a.r.l – a Luxembourg limited liability company
Zebra Retail Solutions, LLC – a Delaware limited liability company
Zebra Technical Services (Guangzhou) Co., Ltd. – a PRC limited liability company
Zebra Technologies (Hong Kong) Limited – a Hong Kong limited company
Zebra Technologies (New Zealand) Limited – a New Zealand limited company
Zebra Technologies (Thailand) Ltd. – a Bangkok private limited company
Zebra Technologies AB – a Swedish limited liability company
Zebra Technologies Asia Holding Limited – a Mauritius private company limited by shares
Zebra Technologies Asia Pacific Pte. Ltd. – a Singapore private company limited by shares
Zebra Technologies Australia Pty Ltd – a Victoria private company limited by shares
Zebra Technologies Austria GmbH – an Austrian limited liability company
Zebra Technologies B.V. – a Netherlands limited liability company
Zebra Technologies Belgium BVBA – a Belgian limited liability company
Zebra Technologies Brazil, LLC – a Delaware limited liability company
Zebra Technologies Colombia S.A.S. – a Colombian simplified trading stock company
Zebra Technologies Colombia, LLC – a Delaware limited liability company
Zebra Technologies d.o.o. Beograd – a Serbian limited liability company
Zebra Technologies de Juarez, S. de R.L. de C.V. – a Mexican limited liability company
Zebra Technologies de México, S. de R.L. de C.V. – a Mexican limited liability company (w/ ZIH Corp)
Zebra Technologies de Reynosa, S. de R.L. de C.V. – a Mexican limited liability company
Zebra Technologies do Brasil – Comércio de Produtos de Informática Ltda. – a Brazilian limited liability company
Zebra Technologies Enterprise Corporation – a Delaware corporation

Zebra Technologies Enterprise de Mexico, S. de R.L. de C.V. – a Mexican limited liability company
Zebra Technologies Enterprise Inc. – a Canadian corporation
Zebra Technologies Europe Limited – a private UK company limited by shares
Zebra Technologies Germany GmbH – a German limited liability company
Zebra Technologies Hellas Single Member IKE – a Greek private limited company
Zebra Technologies India Private Ltd. – an Indian limited liability company
Zebra Technologies International, LLC – an Illinois limited liability company
Zebra Technologies Italy S.R.L. – an Italian limited liability company
Zebra Technologies Japan Co. Ltd. – a Japanese limited liability company
Zebra Technologies Korea YCH – a Korean limited liability company
Zebra Technologies Lanka (Private) Limited – a Sri Lanka limited liability company
Zebra Technologies Magyarország Kft. – a Hungarian limited liability company
Zebra Technologies Malaysia Sdn. Bhd. – a Malaysian limited liability company
Zebra Technologies Mexico Holdings, Inc. – a Delaware corporation
Zebra Technologies Mexico, LLC – a Delaware limited liability company
Zebra Technologies MS Holdings, LLC – a Delaware limited liability company
Zebra Technologies Netherlands B.V. – a Netherlands limited liability company
Zebra Technologies Norway AS – a Norweigan limited company
Zebra Technologies RES1 LLC – a Delaware limited limbility company
Zebra Technologies RES2 LLC – a Delaware limited limbility company
Zebra Technologies Russia OOO – a Russian limited liability company
Zebra Technologies Spain, S.L. – a Spanish limited liability company
Zebra Technologies Sp. z.o.o. – a Polish limited liability company
Zebra Technologies Taiwan Co., Ltd. – a Tiawanese limited liability company
Zebra Technologies Thailand LLC – a Delaware limited liability company
Zebra Technologies UK Limited – a UK private limited company
Zebra Teknolojileri Sistem Cozumleri Anonim Sirketa – a Turkish joint stock company
ZIH Corp. – a Delaware corporation
ZTC Ireland Holdings Limited – an Irish limited private company
ZTP Portugal, Unipessoal Lda – a Portuguese private limited company